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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144


                              PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
          Prospectus Supplements, dated March 13, 2002, April 22, 2002,
           April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002,
            November 14, 2002, November 21, 2002, November 22, 2002,
            December 5, 2002, December 20, 2002 and January 13, 2003.

                                       of
                                  FINDWHAT.COM


     Abraham Salaman ("Mr. Salaman") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

o 600 shares at $7.57 per share on January 7, 2003;
o 2,000 shares at $7.4895 per share on January 7, 2003;
o 2,000 shares at $7.5189 per share on January 7, 2003;
o 500 shares at $7.4964 per share on January 7, 2003;
o 200 shares at $7.667 per share on January 7, 2003;
o 1,300 shares at $7.7305 per share on January 7, 2003;
o 1,500 shares at $7.8006 per share on January 7, 2003;
o 1,400 shares at $7.595 per share on January 7, 2003;
o 60 shares at $7.2667 per share on January 8, 2003;
o 200 shares at $7.618 per share on January 8, 2003;
o 400 shares at $7.6555 per share on January 8, 2003;
o 100 shares at $7.50 per share on January 8, 2003;
o 1,300 shares at $7.6815 per share on January 8, 2003;
o 500 shares at $7.663 per share on January 8, 2003;
o 500 shares at $7.663 per share on January 8, 2003;
o 200 shares at $7.618 per share on January 8, 2003;
o 1,000 shares at $7.6192 per share on January 8, 2003;
o 2,100 shares at $7.6173 per share on January 8, 2003;
o 2,500 shares at $7.638 per share on January 8, 2003;
o 1,400 shares at $7.6627 per share on January 8, 2003;
o 800 shares at $7.7331 per share on January 8, 2003;
o 100 shares at $7.56 per share on January 8, 2003;
o 1,000 shares at $7.7368 per share on January 8, 2003;
o 100 shares at $7.56 per share on January 8, 2003;
o 500 shares at $7.712 per share on January 8, 2003;
o 100 shares at $7.63 per share on January 9, 2003;
o 100 shares at $7.63 per share on January 9, 2003;
o 2,800 shares at $7.8150 per share on January 9, 2003;


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o 100 shares at $8.20 per share on January 10, 2003;
o 500 shares at $8.349 per share on January 10, 2003;
o 200 shares at $8.304 per share on January 10, 2003;
o 200 shares at $8.304 per share on January 10, 2003;
o 100 shares at $8.20 per share on January 10, 2003;
o 500 shares at $8.349 per share on January 10, 2003;
o 900 shares at $8.3623 per share on January 10, 2003;
o 600 shares at $8.648 per share on January 10, 2003;
o 100 shares at $8.50 per share on January 10, 2003;
o 300 shares at $8.623 per share on January 10, 2003;
o 1,000 shares at $8.6776 per share on January 10, 2003;
o 300 shares at $8.5446 per share on January 10, 2003;
o 100 shares at $8.42 per share on January 10, 2003;
o 2,300 shares at $8.5881 per share on January 10, 2003; and
o 5,040 shares at $8.5328 per share on January 10, 2003.

These sales was effected by Alpine Securities Corporation, as agent, at a total commission charge of $5,952. Immediately following these sales, Mr. Salaman beneficially owned no shares of our common stock.

     Trinity American Corp ("Trinity") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

o 300 shares at $7.6822 per share on January 6, 2003;
o 700 shares at $7.7108 per share on January 6, 2003;
o 700 shares at $7.6918 per share on January 6, 2003;
o 50 shares at $7.17 per share on January 6, 2003;
o 700 shares at $7.7108 per share on January 6, 2003;
o 350 shares at $7.6893 per share on January 6, 2003; and
o 950 shares at $7.4322 per share on January 7, 2003.

These sales was effected by Alpine Securities Corporation, as agent, at a total commission charge of $571.86. Immediately following these sales, Trinity beneficially owned no shares of our common stock.

     On January 13, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $8.43.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is January 14, 2003.